EXHIBIT 10.3
FIRST AMENDMENT TO
AMPAC FINE CHEMICALS LLC PENSION PLAN
FOR BARGAINING UNIT EMPLOYEES
The Ampac Fine Chemicals LLC Pension Plan for Bargaining Unit Employees is hereby amended as follows:
1.	Section 3.1(b) is amended to read as follows effective October 1, 2008:
     (b) For determinations of actuarial equivalents of benefits in the form of lump sum payments, the actuarial factors shall be determined using whichever of the factors described below results in the largest value: (i) the factors specified in subsection (a); (ii) the mortality table specified in subsection (a) and the interest rate published by the Pension Benefit Guaranty Corporation (as of the first day of the Plan Year in which such determination is made) for the purpose of determining the present value of benefits for terminating single-employer plans; or (iii) the applicable mortality table and the applicable interest rate, as defined below:
     (A) The term “applicable mortality table” shall mean the mortality table prescribed under Code section 417(e)(3)(B) (as it reads effective on and after the first day of the 2008 Plan Year).
     (B) The term “applicable interest rate” shall mean the interest rate prescribed under Code section 417(e)(3)(C) (as it reads effective on and after the first day of the 2008 Plan Year) as in effect for the calendar month preceding the Plan Year in which falls the Annuity Starting Date for the distribution.
2.	Article IV is amended to add the following language to the end thereof effective June 30, 2010:

     Participation in the Plan shall be frozen effective June 30, 2010 for individuals who are not active employees on that date and who are hired or rehired:
(a)	after June 30, 2010 and

(b)
more than 60 days after the original termination of employment or, in the case of a reduction in force, elimination of the Participant’s position or layoff and recall as defined in the Ampac Fine Chemicals LLC Policies and Procedures, more than one year after the date of layoff or termination.

No additional Employee hired or rehired after June 30, 2010 shall become a Participant in the Plan.
3.	Section 7.1 is amended to add the following language to the end thereof effective June 30, 2010:
     Effective June 30, 2010, the Pension Benefit (and the accrued benefit) of each Participant who terminates employment, whether before or after June 30, 2010, and is rehired:
(a)	after June 30, 2010 and

(b)
more than 60 days after the original termination of employment or, in the case of a reduction in force, elimination of the Participant’s position or layoff and recall as defined in the Ampac Fine Chemicals LLC Policies and Procedures, more than one year after the date of layoff or termination shall be frozen as of his or her termination of employment or layoff and shall not increase or decrease as the result of additional years of Credited Service, increases or decreases in Annual Earnings, Average Annual Earnings, or Social Security Wage Base or for any other reason.

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4.	Section 8.1 is amended to add the following language to the end thereof effective June 30, 2010:
     Notwithstanding the foregoing, effective June 30, 2010, a Participant shall not be eligible for the Disability Benefit described in this Article if such Participant terminates employment for a reason other than due to total and permanent disability, whether before or after June 30, 2010, and is rehired:
(a)	after June 30, 2010 and

(b)
more than 60 days after the original termination of employment or, in the case of a reduction in force, elimination of the Participant’s position or layoff and recall as defined in the Ampac Fine Chemicals LLC Policies and Procedures, more than one year after the date of layoff or termination.

5.	Section 10.2(b) is amended to read as follows effective October 1, 2008:
(b)
A joint and survivor annuity, with reduced monthly payments to the Participant for his lifetime, with the percentage of such monthly amount continued thereafter to the Participant’s designated Joint Annuitant, to be paid monthly for the lifetime of such Joint Annuitant, ending with the last payment made prior to the death of such Joint Annuitant. Subject to the provisions of Section 10.6, the applicable Joint Annuitant’s percentage shall be specified by the Participant at the time of electing the joint and survivor annuity described in this Section 10.2(b), and shall be either fifty percent (50%), seventy-five percent (75%), or one hundred percent (100%). The reduced monthly amount payable to a Participant during his lifetime (as provided in this Section 10.2(b)), shall be a percentage of the amount

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otherwise payable in the form described in Section 10.1(b) above, and such percentage shall be determined in accordance with Schedule B (where fifty percent (50%) is payable to the Joint Annuitant), Schedule D (where seventy-five percent (75%) is payable to the Joint Annuitant) or Schedule C (where one hundred percent (100%) is payable to the Joint Annuitant).

6.	The last paragraph of Section 10.2 is amended to read as follows effective October 1, 2008:
Except in the case of an election of a joint and survivor annuity where (i) the designated Joint Annuitant is the Participant’s Spouse, and (ii) the Joint Annuitant will receive 100% or 75% of the monthly pension benefit paid to the Participant during his lifetime, such election must be a Qualified Election.
7.	The first paragraph of Section 10.3 is amended to read as follows effective October 1, 2007:
     At least thirty (30) and no more than ninety (90) days before the date with respect to which a Participant’s benefit under this Plan commences to be paid in the form of a joint and survivor annuity described in Section 10.1(a), such Participant shall be furnished, in writing, (a) a general description of such joint and survivor annuity, (b) a general description of the circumstances in which it will be provided, (c) notice of the Participant’s right, prior to the commencement of benefits, to make an election to receive his benefits in an optional form described in Section 10.2 (and the right to revoke such election, together with an explanation of the effect of such revocation), (d) a general description of the relative financial effect on a Participant’s benefits of an election to receive benefits in a form other than the joint and survivor annuity provided in Section

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10.1(a), and (e) a general description of the rights of the Participant’s Spouse under applicable provisions of the Internal Revenue Code pertaining to a Qualified Election. At the same time the Participant also shall be furnished, or be advised of the availability of, a written explanation of the terms and conditions of the joint and survivor annuity described in Section 10.1(a), the financial effect upon the particular Participant’s annuity of making an election to receive benefits in an optional form, and the consequences of failing to defer receipt of a distribution.
8.	Section 10.7 is amended to read as follows effective January 1, 2007:
     10.7 Direct Rollovers.
     (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this section, a Distributee may elect, at the time and in the manner prescribed by the Pension Plan Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
     (b) Definitions. For purposes of this Section, the following terms shall have the meanings set forth in this subsection:
     (1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution of less than Two Hundred Dollars; (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated

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Beneficiary, or for a specified period of ten years or more; (iii) any distribution to the extent such distribution is required under Code section 401(a)(9), and (iv) prior to January 1, 2002 the portion of any distribution that is not includible in gross income; and after December 31, 2001 the portion of any distribution that is not includible as gross income but only if the Plan fails to agree to separately account for such after-tax amounts and the earnings thereon.
     (2) “Eligible Retirement Plan” means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.
     Effective January 1, 2008, Eligible Retirement Plan shall also include a Roth IRA described in Code section 408A.
     With respect to distributions not includible in gross income, Eligible Retirement Plan shall include only an individual retirement account described in Code Section 408(a), an individual retirement

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annuity described in Code Section 408(b), a defined contribution plan described in Code section 401(a) and on an after January 1, 2007, any qualified plan described in Code section 401(a) or annuity plan described in Code section 403(b).
     The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code. However, for the purpose of a distribution to a Distributee who is a non-Spouse beneficiary, Eligible Retirement Plan shall only include an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or a Roth IRA described in Code section 408A (collectively, “IRA”) that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code sections 402(c)(11) and 408(d)(3)(C)(ii).
     (3) “Distributee” means any Participant who is or was an Employee, and any Beneficiary who is or was a Participant’s Spouse (including any former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p) with regard to any spousal interests recognized or created under the Plan. Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2010, Distributee shall also include a non-Spouse Beneficiary of a deceased Participant.

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     (4) “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
9.	Article XVII is amended to read as follows effective October 1, 2007:
AMENDMENT
     The Plan or any portion of the Plan may be amended at any time by action of the Board of Directors. However, no amendment shall be made at any time, the effect of which would be:
     (a) To cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to participants and their beneficiaries in the Plan, to be used for or diverted to purposes other than for the exclusive benefit of such participants and their beneficiaries;
     (b) To increase the duties and liabilities of the Trustee without its written consent.
     (c) No amendment to the Plan shall have the effect of decreasing a Participant’s accrued benefit (within the meaning of Section 411(d)(6) of the Code) with respect to service performed prior to the effective date of the amendment.
     (d) No amendment to the Plan shall have the effect of eliminating or reducing an early retirement benefit or a subsidy that continues after retirement, or eliminating an optional form of benefit.
     For purposes of this Section, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (b) eliminating an optional form, with respect to benefits attributable to service before the amendment shall be

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treated as reducing a Participant’s Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding, the Accrued Benefit of a Participant, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code section 412(c)(8) (as it read before the first day of the 2008 Plan Year) or Code section 412(d)(2) (as it reads for Plan Years beginning on and after January 1, 2008), or to the extent permitted under the Sections 1.411(d)-3 and 1.411(d)-4 of the U. S. Treasury Department regulations.
     Notwithstanding anything herein to the contrary, the Plan or any portion thereof may be amended at any time, if necessary, to conform to the provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code or any amendment thereto or regulations issued pursuant thereto. The Board of Directors may delegate its authority to amend the Plan, as set forth herein, to any person, committee, or other entity, subject to such terms or limitations which the Board, in its complete discretion, may impose.
     Effective August 9, 2006, in the event that the Plan is amended to include a vesting schedule that is less favorable than the Plan’s previous vesting schedule, each Participant who has had his Vesting Percentage computed under the more favorable vesting schedule shall (i) have the vesting percentage of his Accrued Benefit (accrued as of the date of the amendment) computed in accordance with the vesting schedule prior to the amendment and (ii) have the vesting percentage of his Accrued Benefit (accrued after

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the date of the amendment) computed in accordance with the vesting schedule adopted by the amendment.
     If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable benefit, each Participant with at least three (3) years of Cumulative Service with the Company may elect, within a reasonable period after the adoption of the amendment or change, to have his nonforfeitable benefit computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence at the date the amendment is adopted or deemed to be made, and shall end on the latest of:
     (A) sixty (60) days after the amendment is adopted,
     (B) sixty (60) days after the amendment becomes effective, or
     (C) sixty (60) days after the Participant is issued written notice of amendment by the Company.
10.	Section 19.15 is amended to add the following language to the end thereof effective January 1, 2007:
     Effective for deaths on and after January 1, 2007, for purposes of determining Vesting Service or any other additional benefit (other than service used to determine the Participant’s Accrued Benefit) provided under the Plan, a Participant who dies while performing qualified military service (as defined in Code section 414(u)) shall be deemed to have resumed employment with the Employer on the day immediately preceding his death and to have terminated employment on account of his death.
11.	A new Article XXII is added to read as follows effective October 1, 2008.

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LIMITATIONS BASED ON FUNDED STATUS
     24.1 Limitations Based on Funded Status of the Plan.
     Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Code section 436 effective for Plan Years beginning on or after January 1, 2008, except to the extent the exception under Code section 436(d)(4) applies:
     (a) In the event the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals shall cease during the period benefit accruals are restricted under the provisions of Code section 436(e). However, in determining whether benefit accruals will cease under this subsection for calendar year 2009, the adjusted funding target attainment percentage for 2008 shall be substituted for the adjusted funding target attainment percentage for 2009 in the preceding sentence, if greater.
     (b) In the event the Plan’s adjusted funding target attainment percentage for a Plan Year falls below the threshold defined under Code section 436(d)(1) and/or (3), the Trustee shall, as directed by the Plan Administrator, cease payment of any prohibited payment during the period specified in, and to the extent necessary to comply with the provisions of Code section 436(d).
     (c) In no event shall a prohibited payment be paid during any period the Employer is a debtor in a case under Title 11, United States Code, or similar federal or state law, to the extent necessary to comply with the provisions of Code section 436(d)(2).
     (d) In no event shall an amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new

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benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable become effective during the period such amendment would violate the provisions of Code section 436(c).
     (e) If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Code section 436(d)(1) or (2), the Participant or Beneficiary, as applicable, shall be eligible to elect another form of benefit available under the Plan or to defer payment to a later date (to the extent permitted under applicable qualification requirements).
     (f) If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Code section 436(d)(3), a Participant or Beneficiary, as applicable, shall be eligible to defer his entire payment to a later date (to the extent permitted under applicable qualification requirements) or to bifurcate the benefit into unrestricted and restricted portions. If such Participant or Beneficiary elects to bifurcate the benefit, the Participant or Beneficiary shall be eligible to elect, with respect to the unrestricted portion of the benefit, any optional form otherwise available under the Plan with respect to the Participant’s or Beneficiary’s entire benefit and in such a case, if the Participant or Beneficiary elects payment of the unrestricted portion of the benefit in the form of a prohibited payment, the Participant or Beneficiary shall be eligible to elect:
     (i) to receive payment of the restricted portion of the benefit in any optional form of benefit under the Plan that is not a prohibited payment and that would have been permitted with respect to the Participant’s or Beneficiary’s entire benefit, or

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     (ii) to defer commencement of the restricted portion of his benefit until the restrictions on prohibited payments lapse and receive said amount in any optional form of payment available under the Plan, but in either case only if the Plan Administrator has determined in a consistent and nondiscriminatory manner that Participants and Beneficiaries may defer only the restricted portion of his benefit. Such election shall be subject to any other applicable qualification requirements and shall be made in accordance with all Plan rules regarding elections of forms of benefit. The deferred commencement date of the restricted portion shall be treated as a new Annuity Starting Date.
     For purposes of this Section, the terms “adjusted funding target attainment percentage,” “prohibited payment,” “unrestricted portion of the benefit,” and “restricted portion of the benefit” shall have the meanings given under Code section 436, the regulations thereunder, and any applicable Internal Revenue Service guidance.
     In the event that the provisions of this Section 24.1 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.
     24.2 Limitations on Unpredictable Contingent Event Benefit.
     Notwithstanding any provision of the Plan to the contrary, with respect to Plan Years beginning on or after January 1, 2008, if a Participant or Beneficiary is entitled to an “unpredictable contingent event benefit” (as defined under Code section 436(b)) with respect to any event occurring during any Plan Year, such unpredictable contingent event

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benefit shall not be provided to such Participant or Beneficiary if the Plan’s adjusted funding target attainment percentage (as defined in Section 24.1) for such Plan Year is less than 60 percent or would be less than 60 percent taking into account such occurrence; provided, however, that such unpredictable contingent event benefit shall become payable if and when the Plan meets the exemption under Code section 436(b)(2).
     In the event that the provisions of this Section 24.2 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.
12.	A new Schedule D-1 attached hereto and incorporated herein by this reference is added to the end of the Plan to read as follows effective October 1, 2008:
IN WITNESS WHEREOF, American Pacific Corporation has caused this instrument to be executed this 28th day of June, 2010.

American Pacific Corporation

ATTEST: (SEAL)	By:	/s/ JOSEPH CARLEONE

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